Exhibit 99.1

MySize Reports First Quarter Financial Results Highlighted by Record 1400% Growth to $404,000 Revenue in Q1 2022

Reiterates 2022 Guidance of At Least $5 Million Revenue Based on Existing Business

Cash Balance of $7.8 Million at Quarter End

Airport City, Israel – PRNewswire – May 13, 2022 - MySize, Inc. (NASDAQ: MYSZ) (TASE: MYSZ.TA) (“MySize” or the “Company”), an omnichannel e-commerce platform and provider of AI-driven measurement solutions to drive revenue growth and reduce costs for its business clients, today announced financial and operational results for the first quarter ended March 31, 2022.

Key Financial Highlights for the First Quarter Ended March 31, 2022 Compared to Prior Year Period

●	Revenue increased 1400% to $404,000, primarily attributable to closing the acquisition of Orgad on February 7, 2022
●	MySizeID revenue increased 63% to $44,000
●	Gross profit increased 467% to $153,000
●	Cash balance at March 31, 2022 of $7.8 million
●	Inventory balance at March 31, 2022 of $1.1 million
●	Operating loss increased 39% to $2,105,000
●	Net loss increased 50% to $2,188,000

Business Highlights for the First Quarter Ended March 31, 2022

●	Launched FirstLook Smart Mirror, an interactive, mirror-like touch display that provides shoppers in physical stores with an enhanced, online shopping experience and contactless checkout
●	Closed the acquisition of Orgad, an omnichannel e-commerce platform, headquartered in Israel and operates globally, including the U.S. and Europe, and a presence on Amazon.com
●	Appointed Chief Commercial Officer Javier Brandwain to accelerate revenue growth; adds extensive fashion retail experience and network of global business relationships

Management Commentary

Ronen Luzon, Chief Executive Officer of MySize, commented, “While it’s early, we are extremely pleased with our acquisition of Orgad and the progress we have made since mid-February. We see opportunity to scale its business by being able to provide additional cash to bolster inventory and fuel more turnover in order to accelerate revenue growth. We believe Orgad has the potential to increase its inventory turnover by multiples over what it did in 2021.”

Luzon, continued, “MySizeID has continued to gain traction and now reaches 1,000+ retail customers with additional reach throughout the world, including the U.S. and Turkey. Additional growth and synergies are coming from our new product initiative FirstLook Smart Mirror and the collaboration between our Orgad and MySizeID teams working together on cross-sell opportunities whereby MySizeID can leverage some existing relationships.”

Luzon, concluded, “With that said, we reiterate our 2022 guidance of at least $5 million revenue based on existing business. We look forward to updating the market and our stockholders with our progress on both internal growth initiatives and potential strategic acquisitions to expand in e-commerce and digital management.”

Financial Results for Three Months Ended March 31, 2022

● Revenue for the three months ended March 31, 2022 increased by 1400% to $404,000, compared to $27,000 for the three months ended March 31, 2021. The increase was primarily attributable to $360,000 in revenue generated from Orgad from February 7, 2022, the date of closing of the Orgad acquisition through to the end of the first quarter 2022.

● Gross profit for the three months ended March 31, 2022 increased by 467% to $153,000, compared to $27,000 for the three months ended March 31, 2021. The resulting gross margin for the three months ended March 31, 2022 was 37.9%, compared to 100.0% for the three months ended March 31, 2021. The increase in comparison with the corresponding period was due to the cost of goods of the revenues generated from Orgad’s operations.

● Operating expenses for the three months ended March 31, 2022 increased by 49% to $2,297,000, compared to $1,543,000 for the three months ended March 31, 2021. The increase in comparison with the corresponding period was mainly due to the hiring of new employees, expenses associated with Orgad activities and events and travel expenses and professional services attributed to the Orgad acquisition and salaries of Orgad management.

● Operating loss for the three months ended March 31, 2022 totaled $2,105,000, an increase of $589,000, or 39%, compared to an operating loss of $1,516,000 for the three months ended March 31, 2021.

● Net loss for the three months ended March 31, 2022 totaled $2,188,000, an increase of $731,000, or 50%, compared to a net loss of $1,457,000 for the three months ended March 31, 2021. The resulting EPS loss per share was ($0.09) for the three months ended March 31, 2022, compared to ($0.16) for the three months ended March 31, 2021.

● Cash and cash equivalents totaled $7.8 million at March 31, 2022, a decrease of $2.9 million compared to $10.7 million at December 31, 2021.

● Currently, the Company has no material long-term debt on its balance sheet.

About MySize, Inc.

MySize, Inc. (NASDAQ: MYSZ) (TASE: MYSZ.TA) is an omnichannel e-commerce platform and provider of AI-driven measurement solutions to drive revenue growth and reduce costs for its business clients. Orgad, its online retailer platform, has expertise in e-commerce, supply chain and technology operating as a third-party seller on Amazon.com and other sites.

MySize has developed a unique measurement technology based on sophisticated algorithms and cutting-edge technology with broad applications, including the apparel, e-commerce, DIY, shipping, and parcel delivery industries. This proprietary measurement technology is driven by several algorithms that are able to calculate and record measurements in a variety of novel ways. To learn more about MySize, please visit our website: www.mysizeid.com. We routinely post information that may be important to investors in the Investor Relations section of our website. Follow us on Facebook, LinkedIn, Instagram, and Twitter.

Please click here for a demonstration of how MySizeID provides a full sizing solution for the retail industry.

Register here for a free plan of MySizeID solution for your online store.

Please click here to download MySizeID for iOS.

Please click here to download MySizeID for Android.

To learn more about MySize and for additional information, please visit: our website: www.mysizeid.com.

Forward-looking Statements:

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results to differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

U.S. Press Contact:

Strauss Communications

joel@strausscomms.com

www.strausscomms.com

Investor Contacts:

Or Kles, CFO

ir@mysizeid.com

Brian Loper

ClearThink

bloper@clearthink.capital

347-413-4234